Exhibit 99.1

Health Sciences Acquisitions Corporation and Immunovant to Host Joint Conference Call for the
Investment Community on Friday, October 11, at 8:30am EDT

NEW YORK and LONDON, Oct. 8, 2019 /PRNewswire/ -- Health Sciences Acquisitions Corporation ("HSAC,"NASDAQ: HSAC), a special purpose acquisition company sponsored by RTW Investments, and Immunovant Sciences Ltd. ("Immunovant"), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases, today announced that they will host a joint conference call to discuss their planned merger. The conference call will take place on Friday, October 11, at 8:30am EDT. Following prepared remarks, the call will include a question-and-answer session for the investment community.

To access the webcast, please visit Immunovant's website at www.immunovant.com. Participants may also dial in using the numbers provided below. When prompted, participants should request to join the "HSAC and Immunovant Conference Call."

Toll Free: 1-877-407-9039
Toll/International: 1-201-689-8470

Following the webcast, an archived version of the call will be available for 6 months at www.immunovant.com.

About Immunovant

Immunovant, a member of the Roivant family of companies, is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing IMVT-1401, a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies. For further information about Immunovant, please visit www.immunovant.com.

About Roivant

Roivant Sciences aims to improve health by rapidly delivering innovative medicines and technologies to patients. Roivant does this by building Vants – nimble, entrepreneurial biotech, and healthcare technology companies with a unique approach to sourcing talent, aligning incentives, and deploying technology to drive greater efficiency in R&D and commercialization. For further information about Roivant, please visit www.roivant.com.

About Health Sciences Acquisitions Corporation

HSAC is a Delaware company established for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On May 14, 2019, HSAC raised $115 million to achieve this goal. As of June 30, 2019, there was approximately $115.3 million in HSAC's trust account. HSAC is sponsored by RTW Investments.

About RTW Investments

RTW Investments, LP ("RTW") is a New York-based investment firm that focuses on identifying transformational and disruptive innovations in biopharmaceutical and medical technologies. As a leading partner of industry and academia, RTW utilizes deep scientific expertise and a rigorous and comprehensive process to support emerging medical therapies. For further information about RTW, please visit www.rtwfunds.com.

Participants in the Solicitation

Immunovant Sciences Ltd. ("Immunovant"), Health Sciences Acquisitions Corporation ("HSAC"), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of shares of HSAC common stock in respect of the Business Combination described herein. Information about HSAC's directors and executive officers and their ownership of HSAC common stock is set forth in HSAC's preliminary proxy statement dated October 2, 2019 (the "Preliminary Proxy Statement") filed with the Securities and Exchange Commission (the "SEC"), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation are included in the Preliminary Proxy Statement pertaining to the Business Combination. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where To Find It

In connection with the transaction described herein, HSAC has filed and will file relevant materials with the SEC, including the Preliminary Proxy Statement and a definitive proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, HSAC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF HSAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT HSAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HSAC, IMMUNOVANT AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by HSAC with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov) or by writing to Health Sciences Acquisitions Corporation, 412 West 15th Street, Floor 9, New York, NY 10011.

Contacts:

Sandeep Kulkarni, M.D.
Chief Operating Officer
Immunovant, Inc.
info@immunovant.com

Stephanie A. Sirota
Vice President of Corporate Strategy and Corporate Communications
Health Sciences Acquisitions Corporation
hsac@rtwfunds.com

SOURCE Health Sciences Acquisitions Corporation and Immunovant